Exhibit 99.1

OFG Bancorp Reports 4Q17 & 2017 Results

SAN JUAN, Puerto Rico, January 30, 2018 – OFG Bancorp (NYSE: OFG) today reported results for the fourth quarter and year ended December 31, 2017. 4Q17 results reflected a strong recovery following hurricanes Irma and Maria, which struck the island in September 2017.

4Q17 Summary

•         Net income available to shareholders increased to $13.6 million, or $0.30 per share fully diluted, from a net loss of $146 thousand, or $0.00 per share, in 3Q17. OFG reported net income of $12.1 million, or $0.27 per share fully diluted, in 4Q16.

•         Return on average assets and average tangible common equity was 1.10% and 7.92%, respectively. Tangible book value per common share was $15.67, and the tangible common equity ratio was 11.29%.

•         4Q17 results included $5.4 million in loan loss provision, pre-tax, based on new data available on the potential impact of the hurricanes. Excluding that additional provision, 4Q17 adjusted net income available to shareholders totaled $16.9 million, or $0.37 per share fully diluted.

2017 Summary

•      Net income available to shareholders was $38.8 million, or $0.86 per share fully diluted, compared to $45.3 million, or $1.03 per share, in 2016.

•      2017 results included a $32.4 million loan loss provision, pre-tax, related to the hurricanes. Excluding that special provision, full year adjusted net income available to shareholders totaled $61.0 million, or $1.34 per share fully diluted.

CEO Comment

José Rafael Fernández, President, Chief Executive Officer, and Vice Chairman of the Board, commented:

“OFG’s fourth quarter results were strong considering the impact of the hurricanes, the slow restoration of electricity, and the resultant uncertainties. EPS before an additional $5.4 million provision for potential hurricane losses was $0.37.

“We are encouraged with how our commercial clients and retail customers have responded. Total net loans increased more than $90 million from 3Q17. December-ended loan payment moratoriums are showing encouraging trends in all portfolios.

“New loan generation increased more than 32% from 3Q17, rivaling our best quarter of the year. All our one-on-one outreach with commercial clients following the hurricanes is building a strong pipeline for new loan business.

“Auto loan production had one of its best quarters.  During December, consumer lending returned to approximately 70% of pre-hurricanes production. Mortgage loans demand, however, was understandably down as residential sales slowed.

“At December 31, customer deposits were up $267 million from June 30. Non-interest bearing deposits reached close to $1 billion. During December, average monthly net new customer acquisition returned to pre-hurricanes levels, and bank service revenues began to recover with more retail point of sale terminals back on line. Thus far, we haven’t seen any signs that outmigration is affecting our customer base.

“4Q17 results are a testament to our successful effort in restoring operations quickly after the hurricanes. Our clientele and the communities we serve clearly appreciated our efforts as we are starting to see momentum build despite a very challenging environment.

“Puerto Rico is not out of the woods yet, and the island has a long reconstruction road ahead. However, with the expected benefit from an influx of substantial funds from the federal government as well as from insurance recoveries over the next two years, the short-term outlook is hopeful.”

Income Statement Highlights

Unless otherwise noted, the following compares data for the fourth quarter 2017 to the third quarter 2017.

•      Interest Income

☐     Originated Loans: $56.2 million compared to $58.9 million. 3Q17 included $4.1 million from the pay-off before maturity of a commercial loan previously classified as non-accrual. Excluding that item, 4Q17 interest income from Originated Loans increased $1.3 million due to higher balances.

☐     Acquired Loans: $18.9 million compared to $23.5 million. 3Q17 included $3.1 million in cost recoveries from the Puerto Rico Housing Finance Authority (PRHFA) canceling a loan. Excluding that item, 4Q17 interest income from Acquired Loans declined $1.5 million, reflecting continued pay downs.

•      Interest Expense declined $0.2 million to $9.7 million due to reduced borrowings.

•      Total Provision for Loan and Lease Losses declined $19.1 million to $24.9 million. Provision, excluding additional hurricanes related provisions of $5.4 million and $27.0 million in 4Q17 and 3Q17, respectively, was $19.5 million compared to $17.0 million due to the increase in the Originated Loans portfolio.

•      Net Interest Margin was 5.08% compared to 5.64%. 3Q17 benefitted from the previously mentioned pay-off of an originated commercial loan as well as cost recoveries. Compared to the year ago quarter, 4Q17 NIM increased 14 basis points.

•      Total Banking and Wealth Management Revenues declined $0.5 million to $16.7 million.

☐     Banking service revenues declined $1.5 million. This reflected lower banking fee income from reduced activity related to business interruptions due to lack of electricity. 3Q17 benefitted from $0.4 million in prepayment penalties from the previously mentioned loan pay-off before maturity.

☐     Wealth Management revenues increased $1.0 million, primarily due to recognition of annual insurance fees.

☐     Mortgage banking revenues remained approximately level at $1.2 million.

•      Total Non-Interest Expenses declined $3.8 million to $46.7 million, reflecting: (1) settlement of outstanding claims at amounts below those previously reserved ($1.4 million); (2) lower expenses on foreclosed real estate ($1.3 million); and (3) lower electronic banking expenses due to reduced activity ($1.0 million).

•      Effective Tax Rate (ETR) was 8.99% due to final year-end tax accounting. For the year, the ETR was 23.73% due to (1) higher proportion than anticipated of exempt income and income subject to preferential rates; and (2) expiration of a $0.7 million tax contingency.

Balance Sheet Highlights

Unless otherwise noted, the following compares data at December 31, 2017 to September 30, 2017.

•      Total Loans Net increased $91.8 million to $4.06 billion with the rebound in production, partially offset by normal pay downs of Acquired Loans. New loan generation increased 32.9% to $253.7 million:

☐     Commercial lending increased 121.1% to $102.1 million as our bankers developed relationships with businesses participating in Puerto Rico’s recovery. The quarter also benefited from finalizing loans unable to close in 3Q17 due to the hurricanes.

☐     The new OFG USA program added $25.1 million in commercial and industrial related loan participations. The entity began operations in October 2017 with a capital contribution of $50.0 million.

☐     Auto lending increased 11.8% to $87.6 million, its best quarter in 2017, reflecting demand to replace damaged vehicles, pent up demand, and attractive retail pricing on new and used cars.

☐     While consumer lending declined 31.7% to $23.1 million, there was an increasing trend in the monthly production. Mortgage lending declined 51.2% to $15.9 million as housing sales had yet to recover.

•      Total Investments increased $8.1 million to $1.17 billion, reflecting purchases of new mortgage backed securities to replace pay downs of existing ones.

•      Cash and cash equivalents declined $235.5 million to $488.2 million, mainly due to the unwinding of an $80.0 million repurchase agreement and the increase in interest earning assets.

•      Customer Deposits (excluding brokered deposits) were approximately level at $4.28 billion as deposit growth offset almost all of the temporary influx of insurance company deposits at the end of 3Q17. Average non-interest bearing deposits increased $102.1 million, to $937.3 million.

•      Total Borrowings declined $90.5 million to $328.7 million, primarily due to the unwinding of an $80.0 million repurchase agreement. Due to deposit growth, higher cost borrowings have been reduced by 58.7% or $466.6 million year over year.

•      Total Stockholders’ Equity increased $7.5 million to $945.1 million, reflecting the increase in retained earnings.

Credit Quality Highlights

Unless otherwise noted, the following compares data on the originated loan portfolio at December 31, 2017 to September 30, 2017.

After Irma, Oriental was the only bank to offer fee waivers for late payments, recognizing the difficulties people faced in Puerto Rico. Following Maria, the bank continued to offer automatic payment deferrals and 90-day extensions for most loan categories.

•      Net Charge-Off Rate declined 19 basis points to 1.35% due to lower charge-offs in the consumer loan portfolio as a result of the loan payment moratorium.

•      Early Delinquency Rate declined 197 basis points to 1.82% and Total Delinquency Rate declined 223 basis points to 4.61% due to the automatic moratorium on most retail loans and some commercial loans.

•      Non-Performing Loan Rate increased 21 basis points to 3.31%. This primarily reflected commercial loans current in their monthly payments being placed in non-accrual due to deterioration of their financial statements.

•      Allowance for Loan and Lease Losses for the originated portfolio increased $5.2 million to $92.7 million, primarily due to higher loan balances.

Capital Position

Unless otherwise noted, the following compares data at December 31, 2017 to September 30, 2017.

Capital continued to grow and remains significantly above regulatory requirements for a well-capitalized institution.

Metric	4Q17	QoQ Change	YoY Change
Tangible Common Equity Ratio	11.29%	+31 bps	+96 bps
Tangible Book Value per Common Share	$15.67	+1.2%	+3.9%
Common Equity Tier 1 Capital Ratio (using Basel III methodology)	14.59%	-30 bps	+54 bps
Total Risk-Based Capital Ratio	20.34%	-48 bps	+72 bps

Conference Call

A conference call to discuss OFG’s results for 4Q17, outlook and related matters will be held today, Tuesday, January 30, 2018, at 10:00 AM Eastern Time. The call will be accessible live via a webcast on OFG’s Investor Relations website at www.ofgbancorp.com.  A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.

Financial Supplement

OFG’s Financial Supplement, with full financial tables for the quarter and year ended December 31, 2017, can be found on the Webcasts, Presentations & Other Files page, on OFG’s Investor Relations website at www.ofgbancorp.com.

Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain “non-GAAP financial measures” within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. See Tables 9-1 and 9-2 in OFG’s above-mentioned Financial Supplement for reconciliation of GAAP to non-GAAP Measures and Calculations.

Forward Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) the credit default by the government of Puerto Rico; (iv) amendments to the fiscal plan approved by the Financial Oversight and Management Board of Puerto Rico; (v) determinations in the court-supervised debt-restructuring process under Title III of PROMESA for the Puerto Rico government and all of its agencies, including some of its public corporations; (vi) the impact of property, credit and other losses in Puerto Rico as a result of hurricanes Irma and Maria; (vii) the amount of government, private and philanthropic financial assistance for the reconstruction of Puerto Rico’s critical infrastructure, which suffered catastrophic damages caused by hurricane Maria; (viii) the pace and magnitude of Puerto Rico’s economic recovery; (ix) the potential impact of damages from future hurricanes and natural disasters in Puerto Rico; (x) the fiscal and monetary policies of the federal government and its agencies; (xi) changes in federal bank regulatory and supervisory policies, including required levels of capital; (xii) the relative strength or weakness of the commercial and consumer credit sectors and the real estate market in Puerto Rico; (xiii) the performance of the stock and bond markets; (xiv) competition in the financial services industry; and (xv) possible legislative, tax or regulatory changes.

For a discussion of such factors and certain risks and uncertainties to which OFG is subject, see OFG’s annual report on Form 10-K for the year ended December 31, 2016, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

About OFG Bancorp

Now in its 54th year in business, OFG Bancorp is a diversified financial holding company that operates under U.S. and Puerto Rico banking laws and regulations. Its three principal subsidiaries, Oriental Bank, Oriental Financial Services and Oriental Insurance, provide a wide range of retail and commercial banking, lending and wealth management products, services and technology, primarily in Puerto Rico, through 48 financial centers. Investor information can be found at Error! Hyperlink reference not valid.www.ofgbancorp.com.

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Contacts

Puerto Rico: Idalis Montalvo (idalis.montalvo@orientalbank.com) at (787) 777-2847

US: Steven Anreder (sanreder@ofgbancorp.com) and Gary Fishman (gfishman@ofgbancorp.com) at (212) 532-3232

OFG Bancorp
Financial Supplement

The information contained in this Financial Supplement is preliminary and based on data available at the time of the earnings presentation, and investors should refer to our December 31, 2017 Annual Report on Form 10-K once it is filed with the Securities and Exchange Commission.

Table of Contents
		Pages

OFG Bancorp (Consolidated Financial Information)
Table 1:	Financial and Statistical Summary - Consolidated	2
Table 2:	Consolidated Statements of Operations	3
Table 3:	Consolidated Statements of Financial Condition	4
Table 4:	Information on Loan Portfolio and Production	5
Table 5:	Average Balances, Net Interest Income and Net Interest Margin	6-7
Table 6:	Loan Information and Performance Statistics (Excluding Acquired Loans)	8-9
Table 7:	Allowance for Loan and Lease Losses	10
Table 8:	Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired
	with Deteriorated Credit Quality, Including those by Analogy)	11
Table 9:	Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory
	Capital	12-13
Table 10:	Notes to Financial Summary, Selected Metrics, Loans, and Consolidated
	Financial Statements (Tables 1-9)	14

OFG Bancorp (NYSE: OFG)
Table 1: Financial and Statistical Summary - Consolidated
		2017		2017		2017		2017	2016	2017		2016
(Dollars in thousands, except per share data) (unaudited)		Q4		Q3		Q2		Q1	Q4	YTD		YTD
Earnings
Net interest income		$73,513		$80,478		$75,563		$74,618	$74,213	$304,172		$299,427
Non-interest income, net (core)	(2)	16,734		17,213		17,933		17,428	20,415	69,308		74,101
Non-interest expense		46,662		50,469		52,816		51,684	52,382	201,631		215,990
Pre-provision net revenues		43,666		47,921		47,633		42,008	39,777	181,228		150,256
Provision for loan and lease losses		24,907	(a)	44,042	(a)	26,536	(b)	17,654	13,373	113,139	(a)(b)	65,076
Net income before income taxes		18,759		3,879		21,097		24,354	26,404	68,089		85,180
Income tax expense		1,686		560		3,993		9,204	10,848	15,443		25,994
Net income		$17,073	(a)	$3,319	(a)	$17,104		$15,150	$15,556	$52,646		$59,186
Common Share Statistics
Earnings per common share - basic	(3)	$0.31	(a)	$-	(a)	$0.30		$0.27	$0.28	$0.88		$1.03
Earnings per common share - diluted	(4)	$0.30	(a)	$-	(a)	$0.30		$0.26	$0.27	$0.86		$1.03
Average common shares outstanding		43,947		43,947		43,947		43,915	43,914	43,939		43,913
Average common shares outstanding and equivalents		51,104		51,102		51,100		51,131	51,098	51,096		51,088
Cash dividends per common share		$0.06		$0.06		$0.06		$0.06	$0.06	$0.24		$0.24
Book value per common share (period end)		$17.73		$17.56		$17.59		$17.42	$17.18	$17.73		$17.18
Tangible book value per common share (period end)	(5)	$15.67		$15.49		$15.51		$15.33	$15.08	$15.67		$15.08
Balance Sheet (Average Balances)
Loans	(6)	$4,081,427		$4,062,042		$4,129,550		$4,141,628	$4,195,966	$4,125,804		$4,379,156
Interest-earning assets		5,735,593		5,658,953		5,848,525		5,932,924	5,972,163	5,818,598		6,210,003
Total assets		6,191,737		6,046,139		6,278,464		6,374,177	6,455,023	6,256,827		6,718,292
Interest-bearing deposits		3,835,357		3,774,378		3,844,490		3,850,506	3,875,536	3,826,000		3,934,125
Borrowings		374,059		462,035		614,332		715,951	750,446	540,367		987,925
Stockholders' equity		943,823		947,404		938,707		926,011	919,697	944,492		911,832
Common stockholders' equity		777,953		781,534		772,837		760,141	753,827	778,622		745,962
Performance Metrics
Net interest margin	(7)	5.08%		5.64%		5.18%		5.10%	4.94%	5.23%		4.82%
Return on average assets	(8)	1.10%		0.22%	(a)	1.09%		0.95%	0.96%	0.84%		0.88%
Return on average tangible common stockholders' equity	(9)	7.92%		-0.08%		8.01%		7.00%	7.31%	5.64%		6.94%
Efficiency ratio	(10)	51.70%		51.66%		56.49%		56.15%	55.36%	53.99%		57.82%
Full-time equivalent employees, period end		1,421		1,464		1,472		1,446	1,437	1,421		1,437
Credit Quality Metrics
Excluding acquired loans:	(1)
Allowance for loan and lease losses		$92,718	(a)	$87,541	(a)	$69,666	(b)	$60,483	$59,301	$92,718	(a)(b)	$59,301
Allowance as a % of loans held for investment		2.89%	(a)	2.83%	(a)	2.25%		1.98%	1.95%	2.89%		1.95%
Net charge-offs		$10,466		$11,815		$13,635	(b)(c)	$10,552	$13,506	$46,468	(b)	$88,336	(d)
Net charge-off rate	(11)	1.35%		1.54%		1.79%	(b)(c)	1.40%	1.80%	1.52%	(b)	2.85%	(d)
Early delinquency rate (30 - 89 days past due)		1.82%		3.79%		3.52%		3.42%	3.31%	1.82%		3.31%
Total delinquency rate (30 days and over)		4.61%		6.84%		6.31%		6.34%	6.49%	4.61%		6.49%
Capital Ratios (Non-GAAP)	(12)
Leverage ratio		13.92%		14.07%		13.69%		13.20%	12.99%	13.92%		12.99%
Common equity Tier 1 capital ratio		14.59%		14.89%		14.66%		14.30%	14.05%	14.59%		14.05%
Tier 1 risk-based capital ratio		19.05%		19.53%		19.14%		18.77%	18.35%	19.05%		18.35%
Total risk-based capital ratio		20.34%		20.82%		20.42%		20.05%	19.62%	20.34%		19.62%
Tangible common equity ("TCE") ratio		11.29%		10.98%		11.09%		10.66%	10.33%	11.29%		10.33%

(a) During the Q3 and Q4 2017, earnings were impacted by Hurricanes Irma and Maria, which struck the island on September 7, 2017 and September 20, 2017, respectively. Based on our assessment of the facts we have increased our provision for the allowance of loan losses in the 3Q 2017 and 4Q 2017 by $27 million and $5.4 million, respectively, related to these hurricanes.

(b) On June 30, 2017, the Company entered into an agreement for the sale of a municipality loan for $28.8 million. At June 30, 2017, this loan, which included a principal payment of $4.8 million received in July 1, 2017, was reported as other loans held for sale, at fair value.  As a result of this transaction, the Company recognized a $4.3 million charge-off during the second quarter. Proceeds were received on July 5, 2017. An allowance of $5.9 million was created during the second quarter for the remaining portfolio of municipal loans.

(c) During Q2 2017 , the Company had additional recoveries in auto and consumer loans of $1.1 million and $612 thousand, respectively.

(d) During Q3 2016, the Company entered into an agreement to sell its outstanding participation in the PREPA line of credit for $124 million. As a result of this transaction, the Company recognized a $56.2 million charge-off and a $2.9 million provision for loan and lease losses during the quarter ended September 30, 2016.

2

OFG Bancorp (NYSE: OFG)
Table 2: Consolidated Statements of Operations
		Quarter Ended									Year Ended
		December 31,		September 30,		June 30,		March 31,		December 31,	December 31,		December 31,
(Dollars in thousands, except per share data) (unaudited)		2017		2017		2017		2017		2016	2017		2016
Interest income:
Loans	(1)
Non-acquired loans		$56,183		$58,939	(f)	$53,449		$51,955		$51,581	$220,526		$199,172
Acquired BBVAPR loans		15,310		19,189	(e)	17,752		19,085		20,232	71,336		92,301
Acquired Eurobank loans		3,573		4,339		6,037		6,610		6,701	20,559		30,472
Total interest income from loans		75,066		82,467		77,238		77,650		78,514	312,421		321,945
Investment securities		8,108		7,888		8,702		8,528		8,280	33,226		34,647
Total interest income		83,174		90,355		85,940		86,178		86,794	345,647		356,592
Interest expense:
Deposits
Core deposits		5,613		5,438		5,568		5,468		5,536	22,087		21,803
Brokered deposits		2,079		2,163		2,084		1,885		1,895	8,211		7,450
Total deposits		7,692		7,601		7,652		7,353		7,431	30,298		29,253
Borrowings		1,969		2,276		2,725	(h)	4,207	(j)	5,150	11,177		27,912
Total interest expense		9,661		9,877		10,377		11,560		12,581	41,475		57,165
Net interest income		73,513		80,478		75,563		74,618		74,213	304,172		299,427
Provision for loan and lease losses, excluding acquired loans	(1)	15,643	(d)	29,690	(d)	22,818	(g)	11,735		10,638	79,886	(d)(g)	45,058
Provision for acquired BBVAPR loan and lease losses	(1)	7,112	(d)	11,811	(d)	3,306		4,299		3,135	26,528	(d)	17,763
Provision (recapture) for acquired Eurobank loan and lease losses	(1)	2,152	(d)	2,541	(d)	412		1,620		(400)	6,725	(d)	2,255
Total provision for loan and lease losses, net		24,907		44,042	(d)	26,536		17,654		13,373	113,139		65,076
Net interest income after provision for loan and lease losses		48,606		36,436		49,027		56,964		60,840	191,033		234,351
Non-interest income:
Banking service revenues		8,461	(a)	9,923	(f)	10,458		10,626		10,980	39,468		41,647
Wealth management revenues		7,043		6,016		6,516		6,215		7,714	25,790		27,433
Mortgage banking activities		1,230		1,274		959		587		1,721	4,050		5,021
Total banking and wealth management revenues		16,734		17,213		17,933		17,428		20,415	69,308		74,101
FDIC shared-loss benefit (expense), net		-		-		-		1,403	(k)	(2,836)	1,403		(13,581)
Other gains, net		81		699	(l)	6,953	(h)	243		367	7,976	(h)	6,299	(l)
Total non-interest income, net		16,815		17,912		24,886		19,074		17,946	78,687		66,819
Non-interest expense:
Compensation and employee benefits		20,205		19,882		19,317		20,347		18,898	79,751		76,761
Rent and occupancy costs		8,546		8,276		8,537		7,198		7,305	32,557		30,300
Net loss on sale of foreclosed real estate and other repossessed assets		126	(b)	1,395		1,787		1,326		1,219	4,634		10,282
General and administrative expenses		16,350	(a)(c)	19,202		20,958		20,187		22,870	76,697		88,380
Total operating expenses		45,227		48,755		50,599		49,058		50,292	193,639		205,723
Credit related expenses		1,435		1,714		2,217		2,626		2,090	7,992		10,267
Total non-interest expense		46,662		50,469		52,816		51,684		52,382	201,631		215,990
Income before income taxes		18,759		3,879		21,097		24,354		26,404	68,089		85,180
Income tax expense		1,686		560		3,993	(i)	9,204		10,848	15,443		25,994
Net income		17,073		3,319	(d)	17,104		15,150		15,556	52,646		59,186
Less: dividends on preferred stock
Convertible preferred stock		(1,838)		(1,838)		(1,837)		(1,838)		(1,837)	(7,352)		(7,350)
Other preferred stock		(1,627)		(1,627)		(1,629)		(1,627)		(1,629)	(6,510)		(6,512)
Net income (loss) available to common shareholders		$13,608		$(146)		$13,638		$11,685		$12,090	$38,784		$45,324

(a) During the 4Q 2017, electronic banking fee income and  electronic banking expenses decreased $0.9 million and $1.0 million, respectively, from the prior quarter as a result of lower point of sale (POS) activity from our customers. The decrease is directly related to business interruption in several of our commercial clients from the lack of electricity.

(b) During the 4Q 2017, the Company generated higher gains in sale of foreclosed real estate by approximately $0.7 million and had lower write downs by approximately $0.6 million.
(c) During the 4Q 2017, the Company reversed $1.4 million expenses as a result of the settlement of regulatory and legal contingencies at a lower amount than estimated.

(d) During the Q3 and Q4 2017, earnings were impacted by Hurricanes Irma and Maria, which struck the island on September 7, 2017 and September 20, 2017, respectively. Based on our assessment of the facts we have increased our provision for the allowance of loan losses in the 3Q 2017 and 4Q 2017 by $27 million and $5.4 million, respectively, related to these hurricanes.

(e) During Q3 2017, the Company recognized $3.1 million in cost recoveries from the Puerto Rico Housing Finance Authority ("PRHFA") loan with an outstanding principal balance of $10.9 million.

(f) During Q3 2017, the Company received $22.4 million from the pay-off before maturity of a loan previously classified as non-accrual. As a result, the Company recorded $4.1 million in interest income and $439 thousand in prepayment penalty income, included in banking service revenues.

(g) On June 30, 2017, the Company entered into an agreement for the sale of a municipality loan for $28.8 million. At June 30, 2017, this loan, which included a principal payment of $4.8 million received in July 1, 2017, was reported as other loans held for sale, at fair value.  As a result of this transaction, the Company recognized a $4.3 million charge-off during the second quarter. Proceeds were received on July 5, 2017. An allowance of $5.9 million was created during the second quarter for the remaining portfolio of municipal loans.

(h) During Q2 2017, the Company sold $166.0 million of mortgage-backed securities and recorded a net gain on sale of securities of $6.8 million. Also, it sold $39.2 million Treasury Notes and recorded a net gain of $112 thousand. In addition, the Company unwound repurchase agreements in the amount of $100 million at a cost of $80 thousand.

(i) During Q2 2017, the effective income tax rate decreased as a result of higher proportion of exempt income and income subject to preferential rates mainly due to the gain in sale of investment portfolio.

(j) During Q1 2017, a $232.0 million repurchase agreement at 4.78% was repaid at maturity.

(k) During Q1 2017, the Bank and the FDIC agreed to terminate the single family and commercial shared-loss agreements related to the FDIC assisted acquisition of Eurobank on April 30, 2010, resulting in a benefit of $1.4 million.

(l) During Q3 2016, the Company received $5 million from a 2009 claim of loss related to a private label collateralized obligation. During Q3 2017, the Company received $571 thousand, as final settlement.

3

OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statements of Financial Condition
	December 31,		September 30,		June 30,		March 31,		December 31,
(Dollars in thousands) (unaudited)	2017		2017		2017		2017		2016
Cash and cash equivalents	$488,233		$723,756	(c)	$480,338		$483,301		$513,469
Investments:
Trading securities	191		284		294		314		347
Investment securities available-for-sale, at fair value, with amortized cost of $648,799
(September 30, 2017 - $611,936; June 30, 2017 - $649,280; March 31, 2017 - $796,558;
December 31, 2016 - $749,867)
Mortgage-backed securities	629,124		596,222		584,930	(f)	741,405		692,552
Other investment securities	16,673		17,201	(d)	64,397		58,637		58,932
Total investment securities available-for-sale	645,797		613,423		649,327		800,042		751,484
Mortgage-backed securities held-to-maturity, at amortized cost, with fair value of $497,681
(September 30, 2017 - $525,830; June 30, 2017 - $549,595; March 31, 2017 - $570,963;
December 31, 2016 - $592,763)	506,064		530,178		555,407		577,997		599,884
Federal Home Loan Bank (FHLB) stock, at cost	13,995		14,016		16,616		17,161		10,793
Other investments	3		3		3		3		3
Total investments	1,166,050		1,157,904		1,221,647		1,395,517		1,362,511
Loans, net	4,056,329		3,964,572		4,091,866		4,089,708		4,147,692
Other assets:
FDIC shared-loss indemnification asset	-		-		-		-	(g)	14,411
Derivative assets	771		809		957		1,123		1,330
Prepaid expenses	9,734		13,070		17,117		15,496		17,096
Deferred tax asset, net	127,421		126,041		116,199		121,442		124,200
Foreclosed real estate and repossessed properties	47,721		51,104		53,448		50,820		50,743
Premises and equipment, net	67,860		67,994		69,836		69,786		70,407
Goodwill	86,069		86,069		86,069		86,069		86,069
Accounts receivable and other assets	138,865	(b)	96,898		98,349		101,345		113,896
Total assets	$6,189,053		$6,288,217		$6,235,826		$6,414,607		$6,501,824

Deposits:
Demand deposits	$2,039,126		$1,925,721		$1,844,996		$1,944,921		$1,939,764
Savings accounts	1,204,514		1,311,515		1,115,669		1,174,581		1,128,190
Time deposits	1,037,310		1,053,568		1,053,110		1,022,447		1,020,138
Brokered deposits	518,532		535,600		568,911		575,879		576,395
Total deposits	4,799,482		4,826,404		4,582,686		4,717,828		4,664,487
Borrowings:
Securities sold under agreements to repurchase	192,869	(a)	283,080	(e)	453,492		531,179	(h)	653,756
Advances from FHLB and other borrowings	99,796		100,091		137,717		105,133		105,515
Subordinated capital notes	36,083		36,083		36,083		36,083		36,083
Total borrowings	328,748		419,254		627,292		672,395		795,354
Other liabilities:
Derivative liabilities	1,281		1,677		1,881		1,967		2,437
Acceptances outstanding	27,644		16,486		22,739		24,288		23,765
Accrued expenses and other liabilities	86,791		86,766		62,259		66,700		95,370
Total liabilities	5,243,946		5,350,587		5,296,857		5,483,178		5,581,413
Stockholders' equity:
Preferred stock	176,000		176,000		176,000		176,000		176,000
Common stock	52,626		52,626		52,626		52,626		52,626
Additional paid-in capital	541,600		541,302		541,005		540,808		540,948
Legal surplus	81,454		79,795		79,460		77,772		76,293
Retained earnings	200,878		191,567		194,687		185,377		177,808
Treasury stock, at cost	(104,502)		(104,502)		(104,502)		(104,502)		(104,860)
Accumulated other comprehensive income (loss), net	(2,949)		842		(307)		3,348		1,596
Total stockholders' equity	945,107		937,630		938,969		931,429		920,411
Total liabilities and stockholders' equity	$6,189,053		$6,288,217		$6,235,826		$6,414,607		$6,501,824

(a) During the Q4 2017, the Company made an unwinding of $80 million repurchase agreements at no cost.
(b) At December 31, 2017, the Company had higher balances in accounts receivable and other assets mainly from accrued interest receivable of loans included in hurricane Maria moratorium program.

(c) At September 30, 2017, the Company had higher balances in cash and cash equivalents due to increased deposits and lower transaction outflows toward the end of the quarter from commercial customers.

(d) During Q3 2017, the Company sold $45.0 million US Treasury securities available for sale and recorded a gain of $4 thousand.
(e) During Q3 2017, $160.4 million in short-term repurchase agreements matured and were not renewed.

(f) During Q2 2017, the Company sold $166.0 million of mortgage-backed securities and recorded a net gain on sale of securities of $6.8 million. Also, it sold $39.2 million Treasury Notes and recorded a net gain of $112 thousand. In addition, the Company unwound repurchase agreements in the amount of $100 million at a cost of $80 thousand.

(g) During Q1 2017, the Bank and the FDIC agreed to terminate the single family and commercial shared-loss agreements related to the FDIC assisted acquisition of Eurobank on April 30, 2010, resulting in a benefit of $1.4 million.

(h) During Q1 2017, a $232.0 million repurchase agreement at 4.78% was repaid at maturity.

4

OFG Bancorp (NYSE: OFG)
Table 4: Information on Loan Portfolio and Production

		December 31,		September 30,		June 30,		March 31,	December 31,
(Dollars in thousands) (unaudited)		2017		2017		2017		2017	2016
Non-acquired loans held for investment:
Mortgage		$683,607		$694,476		$699,290		$709,863	$721,494
Commercial		1,307,261		1,245,711		1,270,844	(b)	1,253,712	1,277,866
Consumer		330,039		316,357		314,267		300,412	290,515
Auto		883,985		831,437		807,204		786,606	756,395
		3,204,892		3,087,981		3,091,605		3,050,593	3,046,270
Less: Allowance for loan and lease losses		(92,718)	(a)	(87,541)	(a)	(69,666)	(b)	(60,483)	(59,301)
		3,112,174		3,000,440		3,021,939		2,990,110	2,986,969
Deferred loan costs, net		6,695		6,592		6,574		6,464	5,766
Total non-acquired loans held for investment, net		3,118,869		3,007,032		3,028,513		2,996,574	2,992,735

Acquired loans:	(1)
BBVAPR
Accounted for under ASC 310-20
Commercial		4,380		4,612		5,350		5,436	5,562
Consumer		28,915		29,464		30,233		31,001	32,862
Auto		21,969		26,562		33,661		42,523	53,026
		55,264		60,638		69,244		78,960	91,450
Less: Allowance for loan and lease losses		(3,862)	(a)	(3,363)	(a)	(3,348)		(3,615)	(4,299)
		51,402		57,275		65,896		75,345	87,151

Accounted for under ASC 310-30
Mortgage		532,053		532,948		544,325		558,112	569,253
Commercial		243,092		244,359		266,002		278,665	292,564
Consumer		1,431		1,598		2,163		3,201	4,301
Auto		43,696		49,258		58,078		71,495	85,676
		820,272		828,163		870,568		911,473	951,794
Less: Allowance for loan and lease losses		(45,755)	(a)	(40,110)	(a)	(37,494)		(34,930)	(31,056)
		774,517		788,053		833,074		876,543	920,738
Total Acquired BBVAPR loans, net		825,919		845,328		898,970		951,888	1,007,889

Eurobank
Accounted for under ASC 310-30
Mortgage		69,538		68,996		70,329		72,966	73,018
Commercial		53,793		53,028		66,894		73,181	81,460
Consumer		1,112		1,220		1,256		1,268	1,372
		124,443		123,244		138,479		147,415	155,850
Less: Allowance for loan and lease losses		(25,174)	(a)	(23,146)	(a)	(21,787)		(22,006)	(21,281)
Total Acquired Eurobank loans, net		99,269		100,098		116,692		125,409	134,569
Total acquired loans, net		925,188		945,426		1,015,662		1,077,297	1,142,458
Total loans held for investment		4,044,057		3,952,458		4,044,175		4,073,871	4,135,193
Mortgage loans held for sale		12,272		12,114		14,044		15,837	12,499
Other loans held for sale		-		-		33,647	(b)	-	-
Total loans, net		$4,056,329		$3,964,572		$4,091,866		$4,089,708	$4,147,692

Loan Portfolio Summary:
Loans held for investment:
Mortgage		$1,285,198		$1,296,420		$1,313,944		$1,340,941	$1,363,765
Commercial		1,608,526		1,547,710		1,609,090	(b)	1,610,994	1,657,452
Consumer		361,497		348,639		347,919		335,882	329,050
Auto and leasing		949,650		907,257		898,943		900,624	895,097
		4,204,871		4,100,026		4,169,896		4,188,441	4,245,364
Less: Allowance for loan and lease losses		(167,509)	(a)	(154,160)	(a)	(132,295)	(b)	(121,034)	(115,937)
		4,037,362		3,945,866		4,037,601		4,067,407	4,129,427
Deferred loan costs, net		6,695		6,592		6,574		6,464	5,766
Total loans held for investment, net		4,044,057		3,952,458		4,044,175		4,073,871	4,135,193
Mortgage loans held for sale		12,272		12,114		14,044		15,837	12,499
Other loans held for sale		-		-		33,647	(b)	-	-
Total loans, net		$4,056,329		$3,964,572		$4,091,866		$4,089,708	$4,147,692

		2017		2017		2017		2017	2016
(Dollars in thousands) (unaudited)		Q4		Q3		Q2		Q1	Q4
Quarterly loan production	(13)
Mortgage		$15,892		$32,559		$45,877		$43,474	$51,208
Commercial		102,083		46,180		74,807		37,691	86,832
Commercial US Loan Programs		25,070		-		5,560		8,760	-
Consumer		23,059		33,741		49,652		42,149	42,295
Auto and Leasing		87,551		78,313		78,584		86,784	77,602
Total		$253,655		$190,793		$254,480		$218,858	$257,937

(a) During the Q3 and Q4 2017, earnings were impacted by Hurricanes Irma and Maria, which struck the island on September 7, 2017 and September 20, 2017, respectively. Based on our assessment of the facts we have increased our provision for the allowance of loan losses in the 3Q 2017 and 4Q 2017 by $27 million and $5.4 million, respectively, related to these hurricanes.

(b) On June 30, 2017, the Company entered into an agreement for the sale of a municipality loan for $28.8 million. At June 30, 2017, this loan, which included a principal payment of $4.8 million received in July 1, 2017, was reported as other loans held for sale, at fair value.  As a result of this transaction, the Company recognized a $4.3 million charge-off during the second quarter. Proceeds were received on July 5, 2017. An allowance of $5.9 million was created during the second quarter for the remaining portfolio of municipal loans.

5

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin
	2017 Q4			2017 Q3			2017 Q2			2017 Q1			2016 Q4
		Interest			Interest			Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents	$493,354	$1,516	1.22%	$426,197	$1,304	1.21%	$384,037	$956	1.00%	$431,110	$845	0.79%	$445,246	$581	0.52%
Investment securities	1,160,812	6,593	2.25%	1,170,714	6,584	2.23%	1,334,938	7,747	2.33%	1,360,186	7,683	2.29%	1,330,951	7,699	2.30%
Loans
Non-acquired loans	3,111,849	56,183	7.16%	3,062,739	58,939	7.63%	3,051,549	53,448	7.03%	3,015,456	51,955	6.99%	3,009,579	51,581	6.82%
Acquired BBVAPR loans	869,269	15,310	6.99%	893,596	19,189	8.52%	949,479	17,752	7.50%	997,649	19,085	7.76%	1,050,468	20,232	7.66%
Acquired Eurobank loans	100,309	3,573	14.13%	105,707	4,339	16.29%	128,522	6,037	18.84%	128,522	6,610	20.86%	135,919	6,701	19.61%
Total loans	4,081,427	75,066	7.30%	4,062,042	82,467	8.05%	4,129,550	77,237	7.50%	4,141,627	77,650	7.60%	4,195,966	78,514	7.44%
Total interest-earning assets	$5,735,593	$83,175	5.75%	$5,658,953	$90,355	6.33%	$5,848,525	$85,940	5.89%	$5,932,923	$86,178	5.89%	$5,972,163	$86,794	5.78%

Interest bearing liabilities:
Deposits
NOW accounts	$1,040,153	$922	0.35%	$1,024,480	$880	0.34%	$1,080,135	$1,051	0.39%	$1,092,389	$1,041	0.39%	$1,119,597	$1,172	0.42%
Savings accounts	1,224,815	1,530	0.50%	1,142,338	1,426	0.50%	1,151,650	1,485	0.52%	1,164,040	1,481	0.52%	1,126,600	1,384	0.49%
Time deposits	1,046,191	2,932	1.11%	1,052,910	2,902	1.09%	1,037,063	2,802	1.08%	1,019,528	2,715	1.08%	1,045,732	2,794	1.06%
Brokered deposits	524,198	2,079	1.57%	554,650	2,163	1.55%	575,642	2,084	1.45%	574,549	1,885	1.33%	583,607	1,895	1.29%
3,835,357	7,463	0.77%	3,774,378	7,371	0.77%	3,844,490	7,422	0.77%	3,850,506	7,122	0.75%	3,875,536	7,245	0.74%
Non-interest bearing deposit accounts	937,328	-	-	835,255	-	-	835,026	-	-	832,659	-	-	832,332	-	-%
Fair value premium amortization and core deposit intangible amortization	-	230	-	-	231	-	-	231	-	-	231	-	-	186	-
Total deposits	4,772,685	7,693	0.64%	4,609,633	7,602	0.65%	4,679,516	7,653	0.66%	4,683,165	7,353	0.64%	4,707,868	7,431	0.63%
Borrowings
Securities sold under agreements to repurchase	236,522	963	1.62%	325,201	1,281	1.56%	472,338	1,733	1.47%	574,771	3,244	2.29%	608,802	4,177	2.73%
Advances from FHLB and other borrowings	101,454	600	2.35%	100,751	596	2.35%	105,911	607	2.30%	105,097	596	2.30	2	105,561	611	2.30%
Subordinated capital notes	36,083	406	4.46%	36,083	398	4.38%	36,083	384	4.27%	36,083	367	4.12%	36,083	362	3.99%
Total borrowings	374,059	1,969	2.09%	462,035	2,275	1.95%	614,332	2,724	1.78%	715,951	4,207	2.38%	750,446	5,150	2.73%
Total interest-bearing liabilities	$5,146,744	$9,662	0.74%	$5,071,668	$9,877	0.77%	$5,293,848	$10,377	0.79%	$5,399,116	$11,560	0.87%	$5,458,314	$12,581	0.92%
Interest rate spread	$73,513	5.01%	$80,478	5.56%	$75,563	5.10%	$74,618	5.02%	$74,213	4.86%
Net interest margin	5.08%	5.64%	5.18%	5.10%	4.94%

ASC 310-30 loan cost recoveries:
Acquired BBVAPR loans	$199	$3,220	$300	$245	$130
Acquired Eurobank loans	526	523	615	1,055	729
$725	$3,743	$915	$1,300	$859
Adjusted excluding cost recoveries (Non-GAAP):
Total interest-earning assets	$5,735,593	$82,450	5.70%	$5,658,953	$86,612	6.07%	$5,848,525	$85,025	5.83%	$5,932,923	$84,878	5.80%	$5,972,163	$85,935	5.72%
Interest rate spread	$72,788	4.96%	$76,735	5.30%	$74,648	5.04%	$73,318	4.93%	$73,354	4.80%
Net interest margin	5.03%	5.38%	5.12%	5.01%	4.89%

6

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin (Continued)
	2017 YTD			2016 YTD
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents	$436,913	$4,620	1.06%	$484,586	$2,501	0.52%
Investment securities	1,255,881	28,607	2.28%	1,346,261	32,146	2.39%
Loans
Non-acquired loans	3,061,651	220,590	7.20%	3,098,701	199,173	6.43%
Acquired BBVAPR loans	927,498	71,271	7.68%	1,140,785	92,273	8.09%
Acquired Eurobank loans	136,655	20,559	15.04%	139,670	30,499	21.84%
Total loans	4,125,804	312,420	7.57%	4,379,156	321,945	7.35%
Total interest-earning assets	$5,818,598	$345,647	5.94%	$6,210,003	$356,592	5.74%

Interest bearing liabilities:
Deposits
NOW accounts	$1,059,051	$3,893	0.37%	$1,200,394	$5,086	0.42%
Savings accounts	1,170,800	5,922	0.51%	1,114,931	5,441	0.49%
Time deposits	1,039,034	11,352	1.09%	999,231	10,582	1.06%
Brokered deposits	557,115	8,211	1.47%	619,569	7,450	1.20%
	3,826,000	29,378	0.77%	3,934,125	28,559	0.73%
Non-interest bearing deposit accounts	860,287	-	-	781,877	-	-%
Fair value premium amortization and core deposit intangible amortization	-	920	-	-	694	-
Total deposits	4,686,287	30,298	0.65%	4,716,002	29,253	0.62%
Borrowings
Securities sold under agreements to repurchase	401,070	7,223	1.80%	663,845	18,805	2.83%
Advances from FHLB and other borrowings	103,214	2,398	2.32%	238,366	6,186	2.60%
Subordinated capital notes	36,083	1,556	4.31%	85,714	2,921	3.41%
Total borrowings	540,367	11,177	2.07%	987,925	27,912	2.83%
Total interest-bearing liabilities	$5,226,654	$41,475	0.79%	$5,703,927	$57,165	1.00%
Interest rate spread		$304,172	5.15%		$299,427	4.74%
Net interest margin			5.23%			4.82%

ASC 310-30 loan cost recoveries:
Acquired BBVAPR loans		$3,964			1,915
Acquired Eurobank loans		2,719			5,606
		$6,683			$7,521
Adjusted excluding cost recoveries (Non-GAAP):
Total interest-earning assets	$5,818,598	$338,964	5.83%	$6,210,003	$349,071	5.62%
Interest rate spread		$297,489	5.04%		$291,906	4.62%
Net interest margin			5.11%			4.70%

7

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (1)
	2017	2017	2017		2017	2016
(Dollars in thousands) (unaudited)	Q4	Q3	Q2		Q1	Q4
Net Charge-offs
Mortgage:
Charge-offs	$1,248	$834	$2,162		$2,379	$2,075
Recoveries	(126)	(341)	(63)		(56)	(125)
Total mortgage	1,122	493	2,099		2,323	1,950
Commercial:
Charge-offs	1,260	727	4,841	(a)	856	3,901
Recoveries	(401)	(654)	(136)		(89)	(53)
Total commercial	859	73	4,705		767	3,848
Consumer:
Charge-offs	1,849	4,424	4,012		3,358	3,243
Recoveries	(96)	(168)	(780)	(b)	(165)	(97)
Total consumer	1,753	4,256	3,232		3,193	3,146
Auto and Leasing:
Charge-offs	9,182	9,387	7,775		7,563	7,464
Recoveries	(2,450)	(2,394)	(4,176)	(b)	(3,294)	(2,902)
Total auto and leasing	6,732	6,993	3,599		4,269	4,562
Total	$10,466	$11,815	$13,635		$10,552	$13,506
Net Charge-off Rates
Mortgage	0.65%	0.28%	1.20%		1.31%	1.07%
Commercial	0.27%	0.02%	1.50%	(a)	0.25%	1.22%
Consumer	2.30%	5.65%	4.42%	(b)	4.57%	4.62%
Auto and Leasing	3.13%	3.37%	1.79%	(b)	2.19%	2.44%
Total	1.35%	1.54%	1.79%		1.40%	1.80%
Average Loans Held For Investment
Mortgage	$688,312	$692,782	$698,782		$711,553	$730,707
Commercial	1,257,619	1,239,390	1,256,827		1,245,530	1,258,896
Consumer	304,760	301,121	292,739		279,558	272,353
Auto and Leasing	861,158	829,446	803,201		778,815	747,623
Total	$3,111,849	$3,062,739	$3,051,549		$3,015,456	$3,009,579

(a) On June 30, 2017, the Company entered into an agreement for the sale of a municipality loan for $28.8 million. At June 30, 2017, this loan, which included a principal payment of $4.8 million received in July 1, 2017, was reported as other loans held for sale, at fair value.  As a result of this transaction, the Company recognized a $4.3 million charge-off during the second quarter. Proceeds were received on July 5, 2017. An allowance of $5.9 million was created during the second quarter for the remaining portfolio of municipal loans.

(b) During Q2 2017 , the Company had additional recoveries in auto and consumer loans of $1.1 million and $612 thousand, respectively.

8

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (Continued) (1)
		2017		2017		2017	2017	2016
(Dollars in thousands) (unaudited)		Q4		Q3		Q2	Q1	Q4
Early Delinquency (30 - 89 days past due)
Mortgage		$17,315		$35,273		$32,292	$30,827	$32,516
Commercial		2,620		2,727		4,648	5,708	1,602
Consumer		6,149		7,504		5,495	6,024	5,106
Auto and Leasing		32,159		71,606		66,372	61,912	61,728
Total		$58,243	(b)	$117,110	(a)	$108,807	$104,471	$100,952
Early Delinquency Rates (30 - 89 days past due)
Mortgage		2.53%		5.08%		4.62%	4.34%	4.51%
Commercial		0.20%		0.22%		0.37%	0.46%	0.13%
Consumer		1.86%		2.37%		1.75%	2.01%	1.76%
Auto and Leasing		3.64%		8.61%		8.22%	7.87%	8.16%
Total		1.82%	(b)	3.79%	(a)	3.52%	3.42%	3.31%
Total Delinquency (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		$76,542		$88,936		$85,908	$90,849	$98,506
GNMA's buy-back option program		8,268		12,999		9,229	9,973	9,681
Total mortgage		84,810		101,935		95,137	100,822	108,187
Commercial		18,509		18,149		18,154	15,711	12,798
Consumer		8,028		8,847		7,275	7,383	6,752
Auto and Leasing		36,391		82,437		74,577	69,622	69,901
Total		$147,738	(b)	$211,368	(a)	$195,143	$193,538	$197,638
Total Delinquency Rates (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		11.20%		12.81%		12.29%	12.80%	13.65%
GNMA's buy-back option program		1.21%		1.87%		1.32%	1.40%	1.34%
Total mortgage		12.41%		14.68%		13.60%	14.20%	14.99%
Commercial		1.42%		1.46%		1.43%	1.25%	1.00%
Consumer		2.43%		2.80%		2.31%	2.46%	2.32%
Auto and Leasing		4.12%		9.92%		9.24%	8.85%	9.24%
Total		4.61%	(b)	6.84%	(a)	6.31%	6.34%	6.49%
Nonperforming Assets	(14)
Mortgage		$64,085		$59,667		$63,071	$66,781	$74,503
Commercial		35,253		21,701		23,519	19,387	19,786
Consumer		2,572		2,445		2,687	1,948	1,986
Auto and Leasing		4,232		11,811		8,295	8,709	9,052
Total nonperforming loans		106,142		95,624	(a)	97,572	96,825	105,327
Foreclosed real estate		14,282		14,677		15,320	12,946	11,867
Other repossessed assets		3,172		3,635		2,921	2,600	2,408
Total nonperforming assets		$123,596		$113,936		$115,813	$112,371	$119,602
Nonperforming Loan Rates
Mortgage		9.37%		8.59%		9.02%	9.41%	10.33%
Commercial		2.70%		1.74%		1.85%	1.55%	1.55%
Consumer		0.78%		0.77%		0.86%	0.65%	0.68%
Auto and Leasing		0.48%		1.42%		1.03%	1.11%	1.20%
Total loans		3.31%		3.10%	(a)	3.16%	3.17%	3.46%

(a) After Hurricane Irma and Maria on September 7, 2017 and September 20, 2017, respectively, the Company offered an automatic three-month moratorium for the payment of principal and interest for auto, personal, credit cards and non-conforming mortgage loans, for customers whose payments were not over 89 days past due at August 31, 2017. Both, interest and principal will be payable at the maturity of the loan. For conforming mortgage loans the same moratorium applies, but the interest and principal will be payable in aggregate with the next payment due after the moratorium period. The Company also offered an automatic one-month moratorium for the payment of principal and interest for commercial loans, for customers whose payments were not over 30 days past due at August 31, 2017 and the flexibility of extending it up to two additional months, if the customer needs it.

(b) During Q4 2017, the Company received payments on loans in moratorium, causing a decrease in delinquency.
9

OFG Bancorp (NYSE: OFG)
Table 7: Allowance for Loan and Lease Losses
	Quarter Ended December 31, 2017
					Auto and
(Dollars in thousands) (unaudited)	Mortgage	Commercial		Consumer	Leasing	Total
Non-acquired loans
Balance at beginning of period	$22,308	$24,278		$15,793	$25,162	$87,541
Provision (recapture) for loan and lease losses, net	(747)	6,839		2,414	7,137	15,643
Charge-offs	(1,248)	(1,260)		(1,849)	(9,182)	(13,539)
Recoveries	126	401		96	2,450	3,073
Balance at end of period	$20,439	$30,258		$16,454	$25,567	$92,718
Allowance coverage ratio	2.99%	2.31%		4.99%	2.89%	2.89%

Acquired loans
Acquired BBVAPR loans:
Acquired loans accounted for under ASC 310-20
Balance at beginning of period		$41		$2,591	$731	$3,363
Provision (recapture) for loan and lease losses, net		-		1,261	(34)	1,227
Charge-offs		-		(681)	(271)	(952)
Recoveries		1		54	169	224
Balance at end of period		$42		$3,225	$595	$3,862

Acquired loans accounted for under ASC 310-30
Balance at beginning of period	$8,931	$23,941		$-	$7,238	$40,110
Provision for loan and lease losses, net	5,154	(10)		18	723	5,885
Allowance de-recognition	-	(240)	(a)	-	-	(240)
Balance at end of period	$14,085	$23,691		$18	$7,961	$45,755

Acquired Eurobank loans:
Balance at beginning of period	$14,219	$8,922		$5	$-	$23,146
Provision (recapture) for loan and lease losses, net	1,034	1,118		-	-	2,152
Allowance de-recognition	(66)	(58)		-	-	(124)
Balance at end of period	$15,187	$9,982		$5	$-	$25,174

Total acquired loans
Balance at beginning of period	$23,150	$32,904		$2,596	$7,969	$66,619
Provision (recapture) for loan and lease losses, net	6,188	1,108		1,279	689	9,264
Charge-offs	-	-		(681)	(271)	(952)
Recoveries	-	1		54	169	224
Allowance de-recognition	(66)	(298)		-	-	(364)
Balance at end of period	$29,272	$33,715		$3,248	$8,556	$74,791

10

OFG Bancorp (NYSE: OFG)
Table 8: Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired with Deteriorated Credit Quality, including those by Analogy)
	Quarter Ended December 31, 2017
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Construction	Auto	Consumer	Total
Accretable Yield and Non-Accretable Discount
Acquired BBVAPR loans:
Accretable Yield
Balance at beginning of period	$256,556	$39,621	$10,069	$3,508	$1,165	$310,919
Accretion	(7,187)	$(2,743)	$(1,221)	$(1,066)	$(299)	$(12,516)
Change in expected cash flows	-	2,324	17	7	20	2,368
Transfers (to) from non-accretable discount	9,129	(1,145)	(158)	317	(1)	8,142
Balance at end of period	$258,498	$38,057	$8,707	$2,766	$885	$308,913

Non-Accretable Discount
Balance at beginning of period	$310,352	$3,850	$7,288	$23,777	$19,281	$364,548
Change in actual and expected cash flows	(1,722)	(1,833)	(12)	(410)	2	(3,975)
Transfers from (to) accretable yield	(9,129)	1,145	158	(317)	1	(8,142)
Balance at end of period	$299,501	$3,162	$7,434	$23,050	$19,284	$352,431

			Construction &
			Development
	Loans Secured		Secured by
	by 1-4 Family	Commercial	1-4 Family
	Residential	and Other	Residential
	Properties	Construction	Properties	Leasing	Consumer	Total
Acquired Eurobank loans:
Accretable Yield
Balance at beginning of period	$42,388	$8,231	$1,764	$-	$-	$52,383
Accretion	(1,616)	(1,934)	-	(8)	(15)	(3,573)
Change in expected cash flows	2	454	39	(3)	29	521
Transfers from (to) non-accretable discount	700	-	(356)	11	(14)	341
Balance at end of period	$41,474	$6,751	$1,447	$-	$-	$49,672

Non-Accretable Discount
Balance at beginning of period	$5,613	$688	$402	$-	$232	$6,935
Change in actual and expected cash flows	(337)	(412)	-	11	(11)	(749)
Transfers (to) from accretable yield	(700)	-	356	(11)	14	(341)
Balance at end of period	$4,576	$276	$758	$-	$235	$5,845

11

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital

In addition to disclosing required regulatory capital measures, we also report certain non-GAAP capital measures that management uses in assessing its capital adequacy. These non-GAAP measures include tangible common equity ("TCE") and TCE ratio. The table below provides the details of the calculation of our regulatory capital and non-GAAP capital measures. While our non-GAAP capital measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies.

	2017	2017	2017	2017	2016
(Dollars in thousands) (unaudited)	Q4	Q3	Q2	Q1	Q4
Stockholders' Equity to Non-GAAP Tangible Common Equity
Total stockholders' equity	$945,107	$937,630	$938,969	$931,429	$920,411
Less: Intangible assets	(90,756)	(91,124)	(91,493)	(91,861)	(92,229)
Noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Tangible common equity	$688,481	$680,636	$681,606	$673,698	$662,312

Common stock outstanding at end of period	43,947	43,947	43,947	43,947	43,915
Tangible book value (Non-GAAP)	$15.67	$15.49	$15.51	$15.33	$15.08
Total Assets to Tangible Assets
Total assets	$6,189,053	$6,288,217	$6,235,826	$6,414,607	$6,501,824
Less: Intangible assets	(90,756)	(91,124)	(91,493)	(91,861)	(92,229)
Tangible assets (Non-GAAP)	$6,098,297	$6,197,093	$6,144,333	$6,322,746	$6,409,595
Non-GAAP TCE Ratio
Tangible common equity	$688,481	$680,636	$681,606	$673,698	$662,312
Tangible assets	6,098,297	6,197,093	6,144,333	6,322,746	6,409,595
TCE ratio	11.29%	10.98%	11.09%	10.66%	10.33%
Average Equity to Non-GAAP Average Tangible Common Equity
Average total stockholders' equity	$943,823	$947,404	$938,707	$926,011	$919,697
Less: Average noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Average noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Average total common stockholders' equity	$777,953	$781,534	$772,837	$760,141	$753,827
Less: Average intangible assets	(90,951)	(91,331)	(91,731)	(92,102)	(92,502)
Average tangible common equity	$687,002	$690,203	$681,106	$668,039	$661,325

Adjusted Metrics for Hurricanes Irma and Maria - Reconciliation to GAAP Financial Measures
Net income	$17,073	$3,319	$17,104	$15,150	$15,556
Plus: Additional loan loss provision from Hurricanes Irma and Maria	5,406	27,000	-	-	-
Less: Income tax effect	(2,108)	(8,038)	-	-	-
Adjusted net income	$20,371	$22,281	$17,104	$15,150	$15,556
Less: dividends on preferred stock	(3,465)	(3,465)	(3,466)	(3,465)	(3,465)
Adjusted net income available to common shareholders	$16,906	$18,816	$13,638	$11,685	$12,091
Plus: Effect of assumed conversion of the convertible preferred stock	1,838	1,838	1,837	1,838	1,838
	$18,744	$20,654	$15,475	$13,523	$13,929
Average common shares outstanding and equivalents	51,104	51,102	51,100	51,131	51,098
Adjusted earnings per common share - diluted	$0.37	$0.40	$0.30	$0.26	$0.27

Adjusted net income	$20,371	$22,281	$17,104	$15,150	$15,556
Adjusted average assets	$6,191,737	$6,048,021	$6,278,464	$6,374,177	$6,455,023
Adjusted return on average assets	1.32%	1.47%	1.09%	0.95%	0.96%

Adjusted net income available to common shareholders	$16,906	$18,816	$13,638	$11,685	$12,091
Adjusted average tangible common stockholders' equity	$687,002	$690,422	$681,106	$668,039	$661,325
Adjusted return on average tangible common stockholders' equity	9.84%	10.90%	8.01%	7.00%	7.31%

12

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures (Continued)

		BASEL III
		Standardized
		2017	2017	2017	2017	2016
(Dollars in thousands) (unaudited)		Q4	Q3	Q2	Q1	Q4
Regulatory Capital Metrics
Common equity Tier 1 capital		$644,804	$633,401	$643,606	$626,707	$627,732
Tier 1 capital		842,133	830,640	840,703	822,847	819,661
Total risk-based capital	(15)	899,258	885,523	896,926	878,867	876,656
Risk-weighted assets		4,420,667	4,252,605	4,391,321	4,383,517	4,467,556
Regulatory Capital Ratios
Common equity Tier 1 capital ratio	(16)	14.59%	14.89%	14.66%	14.30%	14.05%
Tier 1 risk-based capital ratio	(17)	19.05%	19.53%	19.14%	18.77%	18.35%
Total risk-based capital ratio	(18)	20.34%	20.82%	20.42%	20.05%	19.62%
Leverage ratio	(19)	13.92%	14.07%	13.69%	13.20%	12.99%

Common Equity Tier 1 Capital Ratio Under Basel III Standardized Approach
Total stockholders' equity		$945,107	$937,630	$938,969	$931,429	$920,411
Less: Noncumulative perpetual preferred stock		(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs		10,130	10,130	10,130	10,130	10,130
Unrealized gains on available-for-sale securities, net of income tax		2,638	(1,371)	(256)	(3,849)	(2,209)
Unrealized losses on cash flow hedges, net of income tax		311	529	563	501	612
		782,186	770,918	773,406	762,211	752,944
Less: Disallowed goodwill		(86,069)	(86,069)	(86,069)	(86,069)	(86,069)
Disallowed other intangible assets, net	(20)	(2,287)	(2,466)	(2,646)	(2,826)	(2,255)
Disallowed deferred tax assets, net	(20)	(49,026)	(48,982)	(41,085)	(46,609)	(36,888)
Common equity Tier 1 capital		644,804	633,401	643,606	626,707	627,732
Plus: Qualifying noncumulative perpetual preferred stock		176,000	176,000	176,000	176,000	176,000
Qualifying noncumulative perpetual preferred stock issuance costs		(10,130)	(10,130)	(10,130)	(10,130)	(10,130)
Subordinated capital notes		35,000	35,000	35,000	35,000	35,000
Less: Disallowed deferred tax assets, net		(3,541)	(3,631)	(3,773)	(4,730)	(8,941)
Tier 1 capital		842,133	830,640	840,703	822,847	819,661
Plus tier 2 capital: Qualifying allowance for loan and lease losses		57,125	54,883	56,223	56,020	56,995
Total risk-based capital		$899,258	$885,523	$896,926	$878,867	$876,656

13

OFG Bancorp (NYSE: OFG)
Table 10: Notes to Financial Summary, Selected Metrics, Loans, and Consolidated Financial Statements (Tables 1 - 9)

(1)

We use the term "acquired loans" to refer to loans acquired from the BBVAPR acquisition (December 18, 2012) and loans acquired in the Eurobank FDIC-Assisted acquisition (April 30, 2010), recorded at fair value at acquisition. The majority of these loans acquired are subsequently accounted for based on estimated cash flows expected to be collected over the life of the loans (under the accounting standard known as ASC 310-30). Because the guidance takes into consideration future credit losses expected to be incurred over the life of the loans, there are no charge-offs or an allowance associated with this loans unless the estimated cash flows expected to be collected decrease subsequent to acquisition. In addition, these loans are not classified as delinquent or nonperforming even though the customer may be contractually past due because we expect that we will fully collect the carrying value of these loans. Acquired loans also include loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which at the end of the reporting period still have unamortized premium or discount. The fair value of these loans already include a credit mark for losses estimated on these loans.  The allowance for loan and lease losses for these loans considers such marks applied. The accounting and classification of these loans may significantly alter some of our reported credit quality metrics. We therefore supplement certain reported credit quality metrics with metrics adjusted to exclude the impact of these acquired loans.

(2)	Total banking and wealth management revenues.
(3)	Calculated based on net income available to common shareholders divided by average common shares outstanding for the period.
(4)

Calculated based on net income available to common shareholders plus the preferred dividends on the convertible preferred stock, divided by total average common shares outstanding and equivalents for the period as if converted.

(5)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding. See "Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(6)	Information includes all loans held for investment, including all acquired loans. Acquired loans, including those accounted for under ASC 310-30, are disclosed at carrying amount.
(7)	Calculated based on annualized net interest income for the period divided by average interest-earning assets for the period.
(8)	Calculated based on annualized income, net of tax, for the period divided by average total assets for the period.
(9)	Calculated based on annualized income available to common shareholders for the period divided by average tangible common equity for the period.
(10)	Calculated based on non-interest expense for the period divided by total net interest income and total banking and financial services revenues for the period.
(11)	Calculated based on annualized net charge-offs for the period divided by average loans held for investment for the period.
(12)	Non-GAAP ratios. See "Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures" for information on the calculation of each of these ratios.
(13)	Production of new loans (excluding renewals).
(14)

Loans accounted for under ASC 310-30 (loans acquired with deteriorated credit quality, including those by analogy), including Eurobank acquired loans, are considered to be performing due to the application of the accretion method, in which these loans will accrete interest income over the remaining life of the loans using estimated cash flow analyses. Therefore, they are not included as non-performing loans.

(15)	Total risk-based capital equals the sum of Tier 1 capital and Tier 2 capital.
(16)	Common equity Tier 1 capital ratio is a regulatory capital measure calculated based on Common equity Tier 1 capital divided by risk-weighted assets.
(17)	Tier 1 risk-based capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by risk-weighted assets.
(18)	Total risk-based capital ratio is a regulatory capital measure calculated based on Total risk-based capital divided by risk-weighted assets.
(19)	Leverage capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by average assets, after certain adjustments.
(20)	Amounts based on transition provisions for regulatory capital deductions and adjustments of 80% for 2017 and 60% for 2016.
14